GE CAPITAL MORTGAGE SERVICES, INC.

SERVICER'S CERTIFICATE

     DECEMBER 1996

REMIC Multi-Class Pass-Through Certificates

     Series 1994-1

Pursuant to the Pooling and Servicing Agreement dated as of January 1, 1994 (the "Agreement") between GE Capital Mortgage Services, Inc. (the "Company") and State Street Bank and Trust Company (the "Trustee"), governing the Certificates referred to above, the Company hereby certifies to the Trustee:

              With respect to the Agreement and as of the Determination Date for this month:

          A.  Mortgage Loan Information:

                1.  Aggregate Scheduled Monthly Payments:
                                          (a)  Principal  ...................$        746,619.77
                                          (b)  Interest  ....................$      4,113,660.97
                                          (c)  Total  .......................$      4,860,280.74

                2.  Aggregate Monthly Payments Received and Monthly
                     Advances made this month:

                                          (a)  Principal  ...................$        746,619.77
                                          (b)  Interest  ....................$      3,969,053.31
                                          (c)  Total  .......................$      4,715,673.08

                3.  Aggregate Principal Prepayments in part received
                     and applied in prior month:  ...........................$        252,883.72

                4.  Aggregate Principal Prepayments in full received
                     in prior month:

                                          (a)  Principal  ...................$      3,538,183.89
                                          (b)  Interest  ....................$         14,223.77
                                          (c)  Total  .......................$      3,552,407.66

                5.  Aggregate Insurance Proceeds (including purchases of
                     Mortgage Loans by primary mortgage insurers) for prior month:

                                          (a)  Principal  ...................$              0.00
                                          (b)  Interest  ....................$              0.00
                                          (c)  Total  .......................$              0.00

               6.  Aggregate Liquidation Proceeds for prior month:

                                          (a)  Principal  ...................$              0.00
                                          (b)  Interest  ....................$              0.00
                                          (c)  Total  .......................$              0.00

               7.  Aggregate Purchase Prices for Defaulted and Modified
                    Mortgage Loans:

                                          (a)  Principal  ...................$              0.00
                                          (b)  Interest  ....................$              0.00
                                          (c)  Total  .......................$              0.00

                8.  Aggregate Purchase Prices ( and substitution adjustments)
                     for Defective Mortgage Loans:

                                          (a)  Principal  ...................$              0.00
                                          (b)  Interest  ....................$              0.00
                                          (c)  Total  .......................$              0.00

                9.  Pool Scheduled Principal Balance:  ......................$    680,310,274.77

               10.  Available Funds:  .......................................$      8,520,964.46

               11.  Realized Losses for prior month: ........................$              0.00

               12.  Aggregate Realized Losses and Debt Service
                      Reductions:

                          (a) Deficient Valuations: .........................$              0.00
                          (b) Bankruptcy Losses: ............................$              0.00
                          (c) Special Hazard Losses: ........................$              0.00
                          (d) Fraud Losses: .................................$              0.00
                          (e) Excess Bankruptcy Losses: .....................$              0.00
                          (f) Excess Special Hazard Losses: .................$              0.00
                          (g) Excess Fraud Losses: ..........................$              0.00
                          (h)  Debt Service Reductions: .....................$              0.00

               13.  Accrued Certificate Interest, Unpaid Class Interest
                      Shortfalls and Pay-out Rate:

      Class 1-A1....... $            507,174.58  $                    0.00          5.68913984%
      Class 1-A2....... $            323,287.77  $                    0.00          6.48761556%
      Class 1-A3....... $             50,123.87  $                    0.00          6.48761639%
      Class 1-A4....... $            228,214.96  $                    0.00          6.48761554%
      Class 1-A5....... $            275,457.69  $                    0.00          6.48761555%
      Class 1-A6....... $            829,009.15  $                    0.00          6.48761563%
      Class 1-A7....... $            250,658.77  $                    0.00          6.48761562%
      Class 1-A8....... $            641,198.07  $                    0.00          6.48761548%
      Class 1-A9....... $            134,055.77  $                    0.00          6.48761591%
      Class 1-A10...... $             11,661.49  $                    0.00          6.48761613%
      Class 1-A11...... $            130,811.78  $                    0.00          6.48761541%
      Class 1-A12...... $             71,182.40  $                    0.00          6.48761587%
      Class 1-M........ $             93,938.34  $                    0.00          6.48761598%
      Class 1-B1....... $             73,063.15  $                    0.00          6.48761575%
      Class 1-B2....... $             41,750.37  $                    0.00          6.48761527%
      Class 1-B3....... $             18,787.67  $                    0.00          6.48761594%
      Class 1-B4....... $              6,262.54  $                    0.00          6.48759858%
      Class 1-B5....... $             15,886.88  $                    0.00          6.48761227%
      Class 1-S........ $            280,751.83  $                    0.00          0.49193721%
      Class 1-R........ $                  0.00  $                    0.00          0.00000000%
      Class 1-RL....... $                  0.00  $                    0.00          0.00000000%

               14.  Accrual Amount...................           130,811.78

               15  Principal distributable:
        Class 1-A1....  $   3,234,403.93            Class 1-A11... $         0.00
        Class 1-A2....  $     636,403.04            Class 1-M..... $    18,942.81
        Class 1-A3....  $           0.00            Class 1-B1.... $    14,733.29
        Class 1-A4....  $     385,558.28            Class 1-B2.... $     8,419.03
        Class 1-A5....  $     202,514.64            Class 1-B3.... $     3,788.56
        Class 1-A6....  $           0.00            Class 1-B4.... $     1,262.85
        Class 1-A7....  $     159,269.11            Class 1-B5.... $     3,203.62
        Class 1-A8....  $           0.00            Class 1-R..... $         0.00
        Class 1-A9....  $           0.00            Class 1-RL.... $         0.00
        Class 1-A10...  $           0.00

              16.  Additional distributions to the Class 1-R Certificate
                     pursuant to Section 4.01(b): ...........................$         0.00

              17.  Additional distributions to the Class 1-RL Certificate
                     pursuant to Section 2.05(d): ...........................$         0.00

              17.  Certificate Interest Rate of Class 1-S Certificates.......        0.4926%

          B.  Other Amounts:

                1.  Senior Percentage for such Distribution Date: ...........     93.256252%

                2.  Senior Prepayment Percentage for such Distribution Date .    100.000000%

                3.  Junior Percentage for such Distribution Date: ...........      6.743748%

                4.  Junior Prepayment Percentage for such Distribution Date:       0.000000%

                5.  Subordinate Certificate Writedown Amount for such
                     Distribution Date: .....................................$         0.00

                6.  Prepayment Distribution Triggers satisfied:

                                                               YES                  NO
                               Class 1-B1.......                X
                               Class 1-B2.......                X
                               Class 1-B3.......                X
                               Class 1-B4.......                X
                               Class 1-B5.......                X

     Capitalized terms used in this Certificate shall have the same meanings as in the Agreement.

                                         GE CAPITAL MORTGAGE SERVICES, INC.


                                         By:
                                            --------------------------------
                                               Karen Pickett
                                               Vice-President,
                                               Investor Operations

GE CAPITAL MORTGAGE SERVICES, INC.

   MONTHLY STATEMENT

     DECEMBER 1996

REMIC Multi-Class Pass-Through Certificates

     Series 1994-1

     Pursuant to the Pooling and Servicing Agreement dated as of January 1, 1994 (the "Agreement") between GE Capital Mortgage Services, Inc. (the "Company") and State Street Bank and Trust Company (the "Trustee"), governing the Certificates referred to above, the Company hereby certifies to the Trustee:

(a)    The amounts below are for a Single Certificate of $1,000.

        i)  The amount of such distribution allocable to principal:
        Class 1-A1....  $     17.14045538            Class 1-A11... $     0.00000000
        Class 1-A2....  $      8.25832499            Class 1-M..... $     1.05334929
        Class 1-A3....  $      0.00000000            Class 1-B1.... $     1.05334882
        Class 1-A4....  $      7.62500307            Class 1-B2.... $     1.05334968
        Class 1-A5....  $      3.65959449            Class 1-B3.... $     1.05334861
        Class 1-A6....  $      0.00000000            Class 1-B4.... $     1.05334583
        Class 1-A7....  $      3.16085397            Class 1-B5.... $     1.00179585
        Class 1-A8....  $      0.00000000            Class 1-R..... $     0.00000000
        Class 1-A9....  $      0.00000000            Class 1-RL.... $     0.00000000
        Class 1-A10...  $      0.00000000

     Principal Prepayments included in the above principal distribution (including the Scheduled Principal Balances of all Defaulted Mortgage Loans and Defective Mortgage Loans purchased pursuant to Section 2.02, 2.03 (b) or 3.16, respectively, and any amounts deposited pursuant to Section 2.03(b) in connection with the substitution of any Mortgage Loans pursuant to Section 2.02 or 2.03(a), the proceeds of which are being distributed on such Distribution Date);

        Class 1-A1....      14.48088745              Class 1-A11...       0.00000000
        Class 1-A2....       6.97693684              Class 1-M.....       0.00000000
        Class 1-A4....       0.00000000              Class 1-B1....       0.00000000
        Class 1-A3....       6.44188318              Class 1-B2....       0.00000000
        Class 1-A5....       3.09176009              Class 1-B3....       0.00000000
        Class 1-A6....       0.00000000              Class 1-B4....       0.00000000
        Class 1-A7....       2.67040575              Class 1-B5....       0.00000000
        Class 1-A8....       0.00000000              Class 1-R.....       0.00000000
        Class 1-A9....       0.00000000              Class 1-RL....       0.00000000
        Class 1-A10...       0.00000000

       ii) The amount of such distribution to the Certificateholders of each class, allocable to Interest:

        Class 1-A1....       2.68772962              Class 1-A12...       3.06495495
        Class 1-A2....       4.19516454              Class 1-M.....       5.22361168
        Class 1-A3....       4.90736930              Class 1-B1....       5.22361148
        Class 1-A4....       4.51329892              Class 1-B2....       5.22361111
        Class 1-A5....       4.97773122              Class 1-B3....       5.22361165
        Class 1-A6....       5.40634635              Class 1-B4....       5.22359775
        Class 1-A7....       4.97457272              Class 1-B5....       4.96794577
        Class 1-A8....       5.40634624              Class 1-S.....       0.35126357
        Class 1-A9....       5.40634659              Class 1-R.....       0.00000000
        Class 1-A10...       5.40634678              Class 1-RL....       0.00000000
        Class 1-A11...       6.49415579

       iii)  The amount of servicing compensation received by GECMSI
             during the month preceding the month of distribution......   0.18243384

(b)  The amounts below are for the aggregate of all Certificates.

       iv)  The Pool Scheduled Principal Balances of each Mortgage Pool on the preceding Due Date after giving effect to all distributions allocable to principal made on such Distribution Date .....$  680,310,274.77

            The aggregate number of loans included in the Pool Scheduled
            Principal Balances .........................................            2,456

       v)    The Class Certificate Principal Balance of each Class and the
             Certificate Principal Balance of a Single Certificate of each Class after giving effect to all distributions allocable to principal made on such Distribution Date and the allocation of any Realized
             Losses and any Subordinate Writedown Certificate Amount for such
             Distribution Date:

                                                        Class Certificate               Single
                                                        Principal Balance        Certificate Balance
                                                        -----------------        -------------------
         Class 1-A1...............................$     103,743,014.94                    549.78
         Class 1-A2...............................$      59,161,425.71                    767.71
         Class 1-A3...............................$       9,271,300.95                    907.71
         Class 1-A4...............................$      41,826,861.73                    827.19
         Class 1-A5...............................$      50,748,289.31                    917.06
         Class 1-A6...............................$     153,340,000.00                  1,000.00
         Class 1-A7...............................$      46,204,532.55                    916.97
         Class 1-A8...............................$     118,601,000.00                  1,000.00
         Class 1-A9...............................$      24,796,000.00                  1,000.00
         Class 1-A10..............................$       2,157,000.00                  1,000.00
         Class 1-A11..............................$      24,326,779.96                  1,207.70
         Class 1-A12..............................$      12,768,371.07                    549.78


                                                        Class Certificate               Single
                                                        Principal Balance        Certificate Balance
                                                        -----------------        -------------------
         Class 1-M................................$      17,356,624.47                    965.15
         Class 1-B1...............................$      13,499,596.69                    965.15
         Class 1-B2...............................$       7,714,055.55                    965.15
         Class 1-B3...............................$       3,471,325.29                    965.15
         Class 1-B4...............................$       1,157,108.45                    965.15
         Class 1-B5...............................$       2,935,359.17                    917.91
         Class 1-S................................$     680,310,274.77                    851.17
         Class 1-R................................$               0.00                      0.00
         Class 1-RL...............................$               0.00                      0.00

      vi)   The Pay-out Rate applicable to each class of Certificates:

        Class 1-A1....         5.68913984%            Class 1-A12...        6.48761587%
        Class 1-A2....         6.48761556%            Class 1-M.....        6.48761598%
        Class 1-A3....         6.48761639%            Class 1-B1....        6.48761575%
        Class 1-A4....         6.48761554%            Class 1-B2....        6.48761527%
        Class 1-A5....         6.48761555%            Class 1-B3....        6.48761594%
        Class 1-A6....         6.48761563%            Class 1-B4....        6.48759858%
        Class 1-A7....         6.48761562%            Class 1-B5....        6.48761227%
        Class 1-A8....         6.48761548%            Class 1-S.....        0.49193721%
        Class 1-A9....         6.48761591%            Class 1-R.....        0.00000000%
        Class 1-A10...         6.48761613%            Class 1-RL....        0.00000000%
        Class 1-A11...         6.48761541%

     vii) The following pertains to any real estate acquired on behalf of Certificateholders through foreclosure, or grant of a deed in lieu of foreclosure or otherwise, of any REO Mortgage Loan:

                       book value............................................$      791,943.35
                       unpaid principal balance..............................$      683,749.42
                       number of related mortgage loans......................                3

      viii)   The aggregate number and aggregate Principal Balances of Mortgage
              Loans which, as of the close of business on the last day of the month preceding the related Determination Date, were;

               (a)  delinquent
                        (1)  30-59 days
                     Number                      2         Principal Balance $    6,997,551.95
                        (2)  60-89 days
                     Number                      4         Principal Balance $      826,675.34
                        (3)  90 days or more
                     Number                      2         Principal Balance $      451,895.10

               (b)  in foreclosure
                     Number                      9         Principal Balance $    2,764,555.08
         E-609

       ix)  The Scheduled Principal Balance of any Mortgage Loan
             replaced pursuant to Section 2.03(b), and of any Modified
             Mortgage Loan purchased pursuant to Section 3.01(c); ...........$            0.00

        x)  Certificate Interest Rate of the Class 1-S Certificates Applicable
              to the Interest Accrual Period for such Distribution Date;.......         0.4926%

       xi)  The Senior Percentage for such Distribution Date; .................      93.256252%

             The Junior Percentage for such Distribution Date; ................       6.743748%

      xii)  The Senior Prepayment Percentage for such Distribution Date; ......     100.000000%

             The Junior Prepayment Percentage for such Distribution Date; .....       0.000000%